UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 23, 2012

MModal Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9009 Carothers Parkway Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

MedQuist Holdings Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 23, 2012, MedQuist Holdings Inc. (the “Company”) changed its name to MModal Inc. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) through the Company’s merger with a newly formed wholly-owned subsidiary which, under the DGCL, does not require stockholder approval. Pursuant to Section 253 of the DGCL, such merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company. The Company also amended the Company’s By-laws, effective as of the same date, to reflect the name change.

The merger and resulting name change do not affect the rights of stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation or By-laws. On January 25, 2012, the Company’s common stock, which trades on the NASDAQ Global Select Market, will cease trading under the ticker symbol “MEDH” and commence trading under the ticker symbol “MODL.”

A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on January 23, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the By-laws of the Company, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

On January 24, 2012, the Company issued a press release announcing the transaction described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Certificate of Ownership and Merger effecting the name change to MModal Inc. filed with the Delaware Secretary of State on January 23, 2012

3.2	By-Laws of MModal Inc., as amended

99.1	Press Release of MModal Inc. dated January 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMODAL INC.

Date: January 24, 2012	By:	/s/ Mark R. Sullivan
Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Certificate of Ownership and Merger effecting the name change to MModal Inc. filed with the Delaware Secretary of State on January 23, 2012

3.2	By-Laws of MModal Inc., as amended

99.1	Press Release of MModal Inc. dated January 24, 2012